EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Vince Holding Corp. Announces Preliminary Results for Fiscal 2015

Provides 2016 Guidance

NEW YORK, New York – March 7, 2016 – Vince Holding Corp. (NYSE: VNCE), a leading contemporary fashion brand (“Vince” or the “Company”), today announced preliminary estimated sales and earnings per share (“EPS”) results for the fiscal year ended January 30, 2016 (“Fiscal 2015”) and introduced estimated fiscal 2016 guidance.

Estimated Results for Fiscal 2015 are as follows:

•	Preliminary net sales are expected to be between $300.5 million and $302.5 million;

•	Preliminary diluted EPS is expected to be between $0.12 and $0.14; and

•

On an adjusted basis, preliminary diluted EPS is expected to be between $0.32 and $0.34. Adjusted EPS excludes a $10.3 million net charge associated with the write-down of excess inventory and aged product to expected net realizable value incurred in the second quarter of Fiscal 2015, subsequent recovery of inventory in each of the third and fourth quarters, and $2.7 million in net management transition costs.

Brendan Hoffman, Chief Executive Officer, commented, “We were pleased to see our fiscal 2015 preliminary net sales exceed our most recent guidance. Our results benefited from the work we have done with our wholesale partners to reduce initial orders which led to higher full-price sales and reduced markdown allowances.  We also saw favorable response to some of our pre-Spring product contribute to the better-than-expected sales and margin results.  While we have begun to make initial progress in recapturing the Vince DNA, we believe that our initiatives will begin to yield more meaningful results later in the year with our Fall 2016 delivery which will be our first collection designed and merchandised by our founders since their return.  Overall, while we still have a lot of work in front of us, we remain confident that the plans we have in place will position us for sustainable, profitable growth over the long-term.”

Reported estimated results for Fiscal 2015 are preliminary and remain subject to adjustment until the filing of the Company's Annual Report on Form 10-K with the SEC.  The estimated results for Fiscal 2015 are unaudited. In addition, adjusted EPS is a non-GAAP financial measure, and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

2016 Outlook

The Company provided guidance for the fiscal year ended January 28, 2017 (“Fiscal 2016”).

Mr. Hoffman continued, “Looking ahead, we will continue to make investments in talent as well as other strategic initiatives designed to enhance the product and further strengthen our brand and market leadership position.  While we anticipate that these investments will drive improved financial performance in late 2016, we are positioning ourselves for a difficult first half of the year as the retail industry remains challenging and the product assortment will not reflect our go-forward vision for the brand until the latter part of the year.”

For Fiscal 2016, the Company expects:

•

Total net sales between $290 million and $305 million, including revenues from 6 new retail stores and comparable sales growth inclusive of ecommerce sales in the flat to low-single digit range. The Company expects sales to decrease in the mid-to high-single digit range for the first half of the year and to increase in the low- to mid-single digit range in the second half of the year as compared to the same prior year periods;

•	Gross margin of approximately 47%;
•	SG&A to be between $132 million and $135 million;
•

Diluted EPS of $0.00 to $0.08. The company expects net loss per share to be in the mid-teen’s range in the first half of the year due to higher SG&A growth as the result of continued store and strategic investments in early fiscal 2016 and the annualization of store openings and strategic investments made in fiscal 2015. The EPS guidance does not reflect any additional shares outstanding  that would result from the completion of the contemplated $65 million rights offering pursuant to the Registration Statement filed with the SEC on February 12, 2016; and

•	Capital expenditures between $10 million and $12 million.

ABOUT VINCE

VINCE is a leading contemporary fashion brand best known for modern effortless style and everyday luxury essentials. Established in 2002, the brand now offers a wide range of women's and men's apparel, women's and men's footwear, and handbags. Vince products are sold in prestige distribution worldwide, including over 2,500 distribution locations across 48 countries. With corporate headquarters in New York and its design studio in Los Angeles, the Company operates 35 full-price retail stores, 14 outlet stores and its e-commerce site, VINCE.com. Please visit www.VINCE.com for more information.

This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the estimates for Fiscal 2015 and the statements under "2016 Outlook" and statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as  "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs (including our obligations under the tax receivable agreement); our ability to successfully complete the migration of our systems and processes from Kellwood Company; our ability to successfully transition our distribution system from Kellwood Company to a third party logistics provider;  our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to control the level of sales in the off-price channels; our ability to manage current excess inventory in a way that will promote the long-term health of the brand; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; the impact of recent turnover in the senior management team; the fact that a number of members of the management team have less than one year of tenure with the Company, and the current senior management team has not had a long period of time working together; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with domestic and international laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters; our ability to commence and complete the proposed rights offering and related backstop commitment; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading “Risk Factors” in our registration statement on Form S-3 filed with the Securities and Exchange Commission on February 12, 2016, and under the heading "Item 1A—Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Investor Relations Contact:

Jean Fontana

ICR, Inc.

Jean.fontana@icrinc.com

646-277-1200